Exhibit 4

                                                               H&D Draft 7/19/99


                      AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this ____th day of __________, 1999, among (i) Morgan Grenfell Investment Trust (the "Morgan Grenfell Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at 885 Third Avenue, New York, New York 10022, on behalf of Morgan Grenfell Emerging Markets Equity Fund (the "Acquiring Fund"), a series of the Morgan Grenfell Trust, and (ii) BT Investment Funds (the "BT Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts with its principal place of business at One South Street, Baltimore, Maryland 21202, on behalf of Global Emerging Markets Equity Fund (the "Acquired Fund"), series of the BT Trust.

      This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of (i) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange for (a) the issuance of Institutional Class shares of beneficial interest of the Acquiring Fund (collectively, the "Acquiring Fund Shares" and each, an "Acquiring Fund Share") to the Acquired Fund, and (b) the assumption by the Acquiring Fund of certain scheduled liabilities of the Acquired Fund, and (ii) the distribution by the Acquired Fund, on the Closing Date herein referred to or as soon thereafter as conveniently practicable, of the Acquiring Fund Shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund and the termination of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

      WHEREAS, the Morgan Grenfell Trust and the BT Trust are each registered investment companies of the management type and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

      WHEREAS, the Acquiring Fund is authorized to issue shares of beneficial interest;

      WHEREAS, the Board of Trustees of the Morgan Grenfell Trust has determined that the exchange of all of the assets and certain of the liabilities of the Acquired Fund for Acquiring Fund Shares is in the best interests of the Acquiring Fund shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction;

      WHEREAS, the Board of Trustees of the BT Trust has determined that the exchange of all of the assets and certain of the liabilities of the Acquired Fund for Acquiring Fund Shares and the assumption of such liabilities by the Acquired Fund is in the best interests of the Acquiring Fund shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction.

      NOW, THEREFORE, in consideration of the promises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND ASSUMPTION OF THE ACQUIRED FUND'S SCHEDULED LIABILITIES AND LIQUIDATION AND TERMINATION OF THE ACQUIRED FUND.

      1.1. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer its assets transferred to Acquiring Fund as set forth in paragraph
1.2 to the Acquiring Fund free and clear of all liens and encumbrances, and the Acquiring Fund agrees in exchange therefor: (i) to issue and deliver to the Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value

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                                                               H&D Draft 7/19/99


of the Acquired Fund's net assets transferred to Acquiring Fund, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share, computed in the manner as of the time and date set forth in paragraph 2.2; and (ii) to assume certain scheduled liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

      1.2. (a) The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all of its property, including, without limitation, all good will, all interests in the name of the Acquired Fund, all other intangible property and all books and records of the Acquired Fund.

            (b) The Acquired Fund has provided the Acquiring Fund with a list of all of the Acquired Fund's assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of these securities (except to the extent sales may be limited by representations made in connection with issuance of the tax opinion described in paragraph 8.6 hereof) but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest.

      1.3. The Acquired Fund will endeavor to discharge all the Acquired Fund's known liabilities and obligations prior to the Closing Date. The Acquiring Fund shall assume all liabilities, expenses, costs, charges and reserves reflected on an unaudited Statement of Assets and Liabilities of the Acquired Fund prepared by Bankers Trust Company, as administrator of the Acquired Fund, as of the Valuation Date, in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall assume only those liabilities of the Acquired Fund reflected in that unaudited Statement of Assets and Liabilities and shall not assume any other liabilities, whether absolute or contingent, not reflected thereon.

      1.4. On the Closing Date or as soon thereafter as is conveniently practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata to the Acquired Fund's shareholders of record determined as of the close of business on the Closing Date (the "Acquired Fund Shareholders"), the Acquiring Fund Shares it receives pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund's shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund will simultaneously be cancelled on the books of the Acquired Fund, although share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with paragraph 1.1. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

      1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund's current prospectus and statement of additional information.

      1.6. Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

      1.7. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and such later date on which the Acquired Fund is terminated.

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                                                               H&D Draft 7/19/99


      1.8. The Acquired Fund shall, following the Closing Date and the making of all distributions pursuant to paragraph 1.4, be terminated under the laws of The Commonwealth of Massachusetts and in accordance with its governing documents.

2.    VALUATION

      2.1. The value of the assets of the Acquired Fund to be transferred, and liabilities of the Acquired Fund to be assumed, hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the then current prospectus or statement of additional information of the Acquired Fund.

      2.2. The net asset value of the Acquiring Fund Shares shall be the value computed as of the close of regular trading on the NYSE on the Valuation Date, using the valuation procedures set forth in the then current prospectus or statement of additional information of the Acquiring Fund.

      2.3. All computations of value shall be made by Brown Brothers Harriman & Co. in accordance with its regular practice as pricing agent for the Acquiring Fund.

3.    CLOSING AND CLOSING DATE

      3.1. The Closing Date shall be September 30, 1999, or such later date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be held as of 5:00 p.m. at the offices of Bankers Trust Company, One South Street, Baltimore, Maryland 21202, or at such other time and/or place as the parties may agree.

      3.2. The custodian for the Acquired Fund (the "Custodian") shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's assets have been delivered in proper form to the Acquiring Fund on the Closing Date and (b) all necessary transfer taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities.

      3.3. In the event that on the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the BT Investment Portfolios shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the parties hereto is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

      3.4. The Acquired Fund shall deliver to the Acquiring Fund at the Closing a list of the names, addresses, taxpayer identification numbers and backup withholding and nonresident alien withholding status of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing, certified on behalf of the Acquired Fund by the President or a Vice President of the BT Trust. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the BT Trust on behalf of the Acquired Fund, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

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                                                               H&D Draft 7/19/99


4.    REPRESENTATIONS AND WARRANTIES

      4.1. The BT Trust and the Acquired Fund represent and warrant to the Morgan Grenfell Trust and the Acquiring Fund as follows:

      (a) The Acquired Fund is a series of the BT Trust, which is a business trust, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and, subject to approval by the shareholders of the Acquired Fund, to perform its obligations under this Agreement. The Acquired Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

      (b) The BT Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940 (the "Investment Company Act") is in full force and effect;

      (c) The BT Trust is not, and the execution, delivery and performance of this Agreement in respect of the Acquired Fund will not result, in a material violation of its Declaration of Trust or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquired Fund to which the BT Trust is a party or by which it is bound;

      (d) The BT Trust has no material contracts or other commitments (other than this Agreement) with respect to the Acquired Fund which will be terminated with liability to the BT Trust or to the Acquired Fund prior to the Closing Date;

      (e) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the BT Trust with respect to the Acquired Fund or any of the Acquired Fund's properties or assets, except as previously disclosed in writing to, and acknowledged in writing by, the Acquiring Fund. The BT Trust and the Acquired Fund know of no facts which might form the basis for the institution of such proceedings and neither the BT Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquired Fund's business or the BT Trust's ability to consummate the transactions herein contemplated;

      (f) The Statement of Assets and Liabilities of the Acquired Fund as of September 30, 1998, has been audited by PricewaterhouseCoopers LLP, independent certified public accountants, and is in accordance with generally accepted accounting principles consistently applied, and such statement (copies of which have been furnished to each of the other parties hereto) fairly reflects the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date not disclosed therein;

      (g) Since September 30, 1998, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date that such indebtedness was incurred, except as otherwise disclosed to and accepted by each of the other parties hereto. For the purposes of this subparagraph (g), a decline in net asset value per share of the Acquired Fund shall not constitute a material adverse change;

      (h) At the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law then to have been filed by such dates shall have been filed, and all federal and other taxes shown as due on such returns shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

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                                                               H&D Draft 7/19/99


      (i) For each taxable year of its operation, the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as such and will qualify as such for its final taxable year ending on the Closing Date;

      (j) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.4. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquired Fund, nor is there outstanding any security convertible into any shares of the Acquired Fund;

      (k) At the Closing Date, the BT Trust in respect of the Acquired Fund will have good and marketable title to the assets to be transferred to the Acquiring Fund pursuant to paragraph 1.1 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933 (the "Securities Act"), other than as disclosed in writing to, and acknowledged in writing by, the Acquiring Fund;

      (1) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the BT Trust's Board of Trustees on behalf of the Acquired Fund, and, subject to the approval of the Acquired Fund shareholders, assuming due authorization, execution and delivery by the Morgan Grenfell Trust on behalf of the Acquiring Fund, this Agreement will constitute a valid and binding obligation of the BT Trust in respect of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (m) The information to be furnished by the Acquired Fund for use in no-action letters, applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto;

      (n) The proxy statement of the Acquired Fund (the "Proxy Statement") to be included in the registration statement on Form N-14 of the Acquiring Fund (the "Registration Statement") (other than information therein that relates to the Acquiring Fund and supplied in writing by the Acquiring Fund for inclusion therein) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading;

      (o) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement;

      (p) All of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquiring Fund; and

      (q) The prospectus of the Acquired Fund dated January 31, 1999, and any amendments or supplements thereto, previously furnished to the Acquiring Fund, does not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                                     Page 5
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                                                               H&D Draft 7/19/99


      4.2. The Morgan Grenfell Trust and the Acquiring Fund represent and warrant to each of the other parties hereto as follows:

      (a) The Acquiring Fund is a series of the Morgan Grenfell Trust, which is a business trust, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to perform its obligations under this Agreement. The Acquiring Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

      (b) The Morgan Grenfell Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

      (c) The current prospectus of and statement of additional information of the Morgan Grenfell Trust conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (d) At the Closing Date, the Morgan Grenfell Trust will have good and marketable title to the Acquiring Fund's assets;

      (e) The Morgan Grenfell Trust is not, and the execution, delivery and performance of this Agreement on behalf of the Acquiring Fund will not result, in a material violation of its Declaration of Trust or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquiring Fund to which the Morgan Grenfell Trust is a party or by which it is bound;

      (f) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Morgan Grenfell Trust with respect to the Acquiring Fund or any of the Acquiring Fund's properties or assets, except as previously disclosed in writing to, and acknowledged in writing by, the Acquired Fund. The Morgan Grenfell Trust and the Acquiring Fund know of no facts which might form the basis for the institution of such proceedings and neither the Morgan Grenfell Trust nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or the Morgan Grenfell Trust's ability on behalf of the Acquiring Fund to consummate the transactions contemplated herein;

      (g) The Statement of Assets and Liabilities of the Acquiring Fund as of October 31, 1998 has been audited by PricewaterhouseCoopers LLP, independent accountants, and is in accordance with generally accepted accounting principles consistently applied, and such statement (copies of which have been furnished to each of the other parties hereto) fairly reflects the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date not disclosed therein;

      (h) Since October 31, 1998, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date that such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this subparagraph (h), a decline in net asset value per share of the Acquiring Fund shall not constitute a material adverse change;

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                                                               H&D Draft 7/19/99


      (i) At the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law then to have been filed by such dates shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

      (j) For each taxable year of its operations, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as such and will qualify as such on the Closing Date;

      (k) At the date hereof, all issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Fund, nor is there outstanding any security convertible into shares of the Acquiring Fund;

      (1) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action, if any, on the part of the Morgan Grenfell Trust's Board of Trustees on behalf of the Acquiring Fund, and, assuming due authorization, execution and delivery by the BT Trust on behalf of the Acquired Fund, this Agreement will constitute a valid and binding obligation of the Morgan Grenfell Trust on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (m) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares and will be fully paid and non-assessable;

      (n) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

      (o) The information contained in the Proxy Statement to be included in the Registration Statement (only insofar as it relates to the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and

      (p) The Morgan Grenfell Trust, on behalf of the Acquiring Fund, agrees to use all reasonable efforts to obtain the approvals and authorizations required by the Securities Act, the Investment Company Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue the Acquiring Fund's operations after the Closing Date.

5.    COVENANTS OF EACH OF THE PARTIES

      5.1. The BT Trust, on behalf of the Acquired Fund, will operate its business in the ordinary course between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions necessary or advisable (except to the extent distributions that are not customary may be limited by representations made in connection with the issuance of the tax opinion described in paragraph 8.6 hereof), in each case payable either in cash or in additional shares.

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      5.2. The Morgan Grenfell Trust, on behalf of the Acquiring Fund, will operate its business in the ordinary course between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions necessary or advisable, in each case payable either in cash or in additional shares.

      5.3. The BT Trust will call a meeting of the Acquired Fund's shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

      5.4. The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

      5.5. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.

      5.6. Subject to the provisions of this Agreement, the BT Trust, on behalf of the Acquired Fund, and the Morgan Grenfell Trust, on behalf of the Acquiring Fund, each will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

      5.7. The Acquired Fund shall furnish to the Acquiring Fund on the Closing Date the Statement of Assets and Liabilities of the Acquired Fund as of the Closing Date, which statement shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be certified by the BT Trust's Treasurer or Assistant Treasurer. As promptly as practicable, but in any case within 60 days after the Closing Date, the Acquired Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Acquiring Fund as a result of Section 381 of the Code, and which statement will be certified by the President of the BT Trust.

      5.8. The Acquired Fund will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus (the "Prospectus"), which will include the Proxy Statement, referred to in paragraph 4.1(n), all to be included in the Registration Statement, in compliance with the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), and the Investment Company Act in connection with the meeting of the Acquired Fund's shareholders to consider approval of this Agreement and the transactions contemplated herein.

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:

      6.1. All representations and warranties made in this Agreement by or on behalf of the Acquiring Fund shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

      6.2. The Morgan Grenfell Trust on behalf of the Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties made in this Agreement by or on

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behalf of the Acquiring Fund are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement; and

      6.3. The Acquired Fund shall have received on the Closing Date a favorable opinion from Hale and Dorr LLP, counsel to the Acquiring Fund, dated as of the Closing Date, in a form reasonably satisfactory to Daniel O. Hirsch, Secretary of the Acquired Fund, covering the following points: That

      (i) the Acquiring Fund is a series of the Morgan Grenfell Trust, which is a business trust validly existing and in good standing under the laws of the State of Delaware and has the power, under its Declaration of Trust, to own all of its properties and assets and to carry on its business as described in its current prospectus and statement of additonal information;

      (ii) this Agreement has been duly authorized, executed and delivered by the Morgan Grenfell Trust on behalf of the Acquiring Fund and, assuming that the Prospectus, Registration Statement and Proxy Statement comply with the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder and, assuming due authorization, execution and delivery of the Agreement by the BT Trust on behalf of the Acquired Fund, is a valid and binding obligation of the Morgan Grenfell Trust enforceable against the Morgan Grenfell Trust in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

      (iii) the Acquiring Fund Shares to be issued to the Acquired Fund and delivered to the Acquired Fund shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued and outstanding and fully paid and non-assessable, and no shareholder of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;

      (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of The Declaration of Trust or By-laws of the Morgan Grenfell Trust; and

      (v) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by the Morgan Grenfell Trust on behalf of the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the Securities Act, the Exchange Act and the Investment Company Act, and such as may be required under state securities law.

      Such counsel may rely, as to matters governed by the laws of the State of Delaware, on an opinion of Delaware counsel. Such opinion also shall include such other matters incident to the transaction contemplated hereby as the BT Trust on the behalf of the Acquired Fund may reasonably request. Finally, such opinion need not opine with respect to the applicability of Section 17(a) under the Investment Company Act or Rule 17a-8 thereunder.

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

      The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:

      7.1. All representations and warranties made in this Agreement by or on behalf of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

      7.2. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities showing the federal tax bases and holding periods as of the Closing Date, certified by the BT Trust's Treasurer or Assistant Treasurer on behalf of the Acquired Fund; and

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                                                               H&D Draft 7/19/99


      7.3. The BT Trust, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its President or Vice President and Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties made in this Agreement by or on behalf of the Acquired Fund are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement; and

      7.4. The Acquiring Fund shall have received on the Closing Date a favorable opinion of Willkie Farr & Gallagher, counsel to the Acquired Fund, in a form satisfactory to Joan A. Binstock, Secretary of the Acquiring Fund, covering the following points: That

      (i) the Acquired Fund is a series of the BT Trust, which is a business trust validly existing and in good standing under the laws of The Commonwealth of Massachusetts [and has the power, under its Declaration of Trust, to own all of its properties and assets and to carry on its business as described in its current prospectus and statement of additional information];

      (ii) this Agreement has been duly authorized, executed and delivered by the BT Trust on behalf of the Acquired Fund and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder and, assuming due authorization, execution and delivery of the Agreement by the Morgan Grenfell Trust on behalf of the Acquiring Fund, is a valid and binding obligation of the BT Trust enforceable against the BT Trust in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

      (iii) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Declaration of Trust or By-laws of the BT Trust; and

      (iv) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or The Commonwealth of Massachusetts is required for the consummation by the BT Trust of the transactions contemplated herein, except such as have been obtained under the Securities Act, the Exchange Act and the Investment Company Act, and such as may be required under state securities laws.

Such counsel may rely, as to matters governed by the laws of The Commonwealth of Massachusetts, on an opinion of Massachusetts counsel. [Such opinion also shall include such other matters incident to the transaction contemplated hereby as the Morgan Grenfell Trust on the behalf of the Acquiring Fund may reasonably request.] Finally, such opinion need not opine with respect to the applicability of Section 17(a) under the 1940 Act or Rule 17a-8 thereunder.

8.    FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH OF THE PARTIES

      If any of the conditions set forth below do not exist on or before the Closing Date with respect to either party hereto, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

      8.1. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the BT Trust's Declaration of Trust and By-laws and certified copies of the votes evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, no party hereto may waive the conditions set forth in this paragraph 8.1;

      8.2. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

      8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) deemed necessary by either party hereto to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of any party hereto, provided that any party may for itself waive any of such conditions;

      8.4. The Registration Statement shall have become effective under the Securities Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act;

      8.5. The Acquired Fund shall have distributed to its shareholders all of its investment company taxable income, as defined in Section 852(b)(2) of the Code (prior to reduction by any dividends paid deduction), and all of its net capital gain, as such term is used in Section 852(b)(3)(C) of the Code, after reduction by any capital loss carryforward, and all of the excess of (1) its interest income excludable from gross income under Section 103(a) of the Code over (2) the deductions disallowed under Sections 265 and 171(a)(2) of the Code, in each case for its taxable year ending on the Closing Date.

      8.6. The parties shall have received a favorable opinion of Hale and Dorr LLP, addressed to the Morgan Grenfell Trust in respect of the Acquiring Fund and addressed to the BT Trust in respect of the acquired Fund and satisfactory to Joan A. Binstock and Daniel O. Hirsch, as Secretary of each of the parties, respectively, substantially to the effect that for federal income tax purposes:

      (a) The acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of certain scheduled Acquired Fund liabilities by the Acquiring Fund, followed by the distribution by the Acquired Fund, in liquidation of the Acquired Fund, of Acquiring Fund Shares to the shareholders of the Acquired Fund in exchange for their Acquired Fund shares of beneficial interest and the

                                                               H&D Draft 7/19/99


termination of the Acquired Fund, will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund will each be "a party to a reorganization" within the meaning of
Section 368(b) of the Code;

      (b) No gain or loss will be recognized by the Acquired Fund upon (i) the transfer of all of its assets to the Acquiring Fund solely in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of certain scheduled Acquired Fund liabilities by the Acquiring Fund and (ii) the distribution by the Acquired Fund of such Acquiring Fund Shares to the shareholders of the Acquired Fund;

      (c) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of certain scheduled Acquired Fund liabilities by the Acquiring Fund;

      (d) The basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of the Acquired Fund immediately prior to the transfer;

      (e) The tax holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will, in each instance, include Acquired Fund's tax holding period for those assets;

      (f) The shareholders of the Acquired Fund will not recognize gain or loss upon the exchange of all of their shares of beneficial interest of the Acquired Fund solely for Acquiring Fund Shares as part of the transaction;

      (g) The basis of the Acquiring Fund Shares received by the Acquired Fund shareholders in the transaction will be the same as the basis of the shares of beneficial interest of the Acquired Fund surrendered in exchange therefor; and

      (h) The tax holding period of the Acquiring Fund Shares received by the Acquired Fund shareholders will include, for each shareholder, the tax holding period for the shares of beneficial interest of the Acquired Fund surrendered in exchange therefor, provided that the Acquired Fund shares were held as capital assets on the date of the exchange.

      Notwithstanding anything herein to the contrary, no party hereto may waive in any material respect the conditions set forth in this paragraph 8.6.

      8.7 Each of the Acquiring Fund and the Acquired Fund agrees to make and provide representations with respect to itself that are reasonably necessary to enable Hale and Dorr LLP to deliver an opinion substantially as set forth in this paragraph 8.7.

9.    BROKERAGE FEES AND EXPENSES

      9.1. Each party hereto represents and warrants to each other party hereto, that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      9.2. The parties have been informed by Bankers Trust Company that Bankers Trust Company will pay for all expenses incurred in connection with the Reorganization except that the Acquired Fund shall be liable for its fees and expenses incurred in connection with its liquidation and termination.

10.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

      10.1. The parties hereto agree that no party has made any representation, warranty or covenant not set forth herein or referred to in paragraph 8.7 hereof and that this Agreement constitutes

                                                               H&D Draft 7/19/99


the entire agreement between the parties.

      10.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11.   TERMINATION

      11.1. This Agreement may be terminated at any time prior to the Closing Date by: (i) the mutual agreement of the BT Trust on behalf of the Acquired Fund and the Morgan Grenfell Trust on behalf of the Acquiring Fund; (ii) any party in the event that the other party hereto shall materially breach any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or (iii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

      11.2. In the event of any such termination, there shall be no liability for damages on the part of any party hereto or their respective Trustees or officers to any other party, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement.

12.   AMENDMENTS

      This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the BT Trust on behalf of the Acquired Fund and the Morgan Grenfell Trust on behalf of the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund shareholders called by the BT Trust pursuant to paragraph 5.3 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

13.   NOTICES

      Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the BT Trust on behalf of the Acquired Fund and the Morgan Grenfell Trust on behalf of the Acquiring Fund at 885 Third Avenue, New York, New York 10022.

14.   HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

      14.1. The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

      14.3. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

      14.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      14.5. It is expressly agreed that the obligations of the Morgan Grenfell Trust and the BT Trust shall not be binding upon any of their respective Trustees, shareholders, nominees, officers,

                                                               H&D Draft 7/19/99


agents or employees personally, but bind only the trust property of the Morgan Grenfell Trust or the BT Trust, as the case may be, as provided in the trust instruments of the Morgan Grenfell Trust and the BT Trust, respectively. The execution and delivery of this Agreement have been authorized by the Trustees of each of the Morgan Grenfell Trust and the BT Trust, and this Agreement has been executed by authorized officers of the Morgan Grenfell Trust and the BT Trust on behalf of the Acquired Fund and the Acquiring Fund, respectively, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Morgan Grenfell Trust and the BT Trust, as the case may be, as provided in the Declaration of Trust of the Morgan Grenfell Trust and the BT Trust, respectively.

                                                               H&D Draft 7/19/99


      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President and attested by its Secretary or Assistant Secretary.



Attest:                            BT INVESTMENT FUNDS on behalf of
                                   GLOBAL EMERGING MARKETS EQUITY FUND


By:   __________________________   By:   __________________________
Name:  Daniel O. Hirsch            Name: __________________________
Title: Secretary                   Title:__________________________



Attest:                            MORGAN GRENFELL INVESTMENT TRUST
                                   on behalf of
                                   MORGAN GRENFELL EMERGING MARKETS
                                   EQUITY FUND


By:   __________________________   By:   __________________________
Name:  Joan A. Binstock            Name: __________________________
Title: Secretary                   Title:__________________________